                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

(X)    Preliminary Proxy Statement
( )    Definitive Proxy Statement
( )    Definitive Additional Materials
( )    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                             PRESIDIO OIL COMPANY
                (Name of Registrant as Specified in Its Charter)


                             PRESIDIO OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

        ________________________________________________________________________


     2. Aggregate number of securities to which transaction applies:

        ________________________________________________________________________


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________


     4. Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
 * Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:
        ________________________________________________________________________

     2. Form Schedule or Registration Statement No.:
        ________________________________________________________________________

     3. Filing Party:
        ________________________________________________________________________

     4. Date Filed:
        ________________________________________________________________________

                                     (Logo)



                              PRESIDIO OIL COMPANY
                          5613 DTC PARKWAY, SUITE 750
                                 P.O. BOX 6525
                         ENGLEWOOD, COLORADO 80155-6525
                                 (303) 773-0100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 14, 1994

Dear Stockholder:

     On behalf of the Board of Directors and Management, you are cordially invited to attend the 1994 Annual Meeting of Stockholders of Presidio Oil Company, a Delaware corporation (the "Company"), to be held in the Board Room of The Chase Manhattan Bank Executive Conference Facility located on the Fifth Floor at 410 Park Avenue, between 54th and 55th Streets, New York City, New York on Tuesday, June 14, 1994, at 9:00 A.M., Eastern Time, for the following purposes:

        -- To elect three directors;

        -- To act upon a proposal to adopt a 1993 Stock Option Plan for Non-Employee Directors; and

        -- To consider such other matters as may properly come before such meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 18, 1994 as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     Your vote is important regardless of the number of shares you may own.
The Company urges you to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ BRUCE R. DEBOER
                                             Bruce R. DeBoer
                                             Corporate Secretary


April 28, 1994

                              PRESIDIO OIL COMPANY
                          5613 DTC PARKWAY, SUITE 750
                                 P.O. BOX 6525
                         ENGLEWOOD, COLORADO 80155-6525
                                 (303) 773-0100

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 14, 1994

                               PROXY SOLICITATION

     This statement is furnished in connection with the solicitation by the Board of Directors of Presidio Oil Company, a Delaware corporation (the "Company"), of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on June 14, 1994, or at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and form of proxy included herewith are dated and are being sent to stockholders on or about April 28, 1994.

     If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such choice. If no choice is indicated, the shares will be voted "FOR" the proposal and the director nominees set forth on the enclosed proxy. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Corporate Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Corporate Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.


                        PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of the Company (the "Board of Directors"). The initial solicitation will be by mail. The total expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's stock. Further solicitation of proxies may be made by mail, telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitation will be made by the Board of Directors or consultants currently retained by the Company or employees of the Company, who will not be additionally compensated therefor, or by the Company's transfer agent in which case the cost will be borne by the Company.


                         STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on April 18, 1994 (the "Record Date") will be entitled to vote at the Annual Meeting. As of April 18, 1994, there were issued and outstanding 25,316,685 shares of the Company's Class A Common Stock, $.10 par value per share (the "Class A Common Stock"), and 3,217,985 shares of the Company's Class B Common Stock, $.10 par value per share (the "Class B Common Stock"). On all matters on which the Class A Common Stock and Class B Common Stock are entitled to vote together as one class, each holder of Class A Common Stock is entitled to one-twentieth (1/20) of one vote for each share held and each holder of Class B Common Stock is entitled to one
(1) vote for each
share held. Cumulative voting is not allowed. The Company's Bylaws provide that the holders of stock representing a majority of the voting power of all classes of stock issued and outstanding and voting together at any stockholders' meeting, in person or represented by proxy, shall constitute a quorum at such meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                             ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors shall consist of the number of directors designated by resolution of the Board of Directors. Currently, the number of directors is fixed at eleven (11). The directors are classified and divided as evenly as possible among three (3) classes and the terms of such classes are staggered so that only one (1) class is elected each year for a three-year term, or until a successor to each such director is duly elected and qualified. The term of the Class C Directors will expire at the Annual Meeting and this proxy solicits your vote for three (3) Class C Directors. The Class A Directors' term will expire at the annual meeting of stockholders to be held in 1995, and the Class B Directors' term will expire at the annual meeting of stockholders to be held in 1996.

PRESENT DIRECTORS NOMINATED FOR RE-ELECTION

     The nominees listed below, each of whom is currently a director of the Company, have consented to being nominated and to serve if elected. The Board of Directors recommends voting "FOR" the election of the following nominees for the Board of Directors:

                                                                    DIRECTOR     TERM TO
                                NAME                     AGE         SINCE       EXPIRE
                                ----                     ---        --------     -------
                        George P. Giard, Jr.              55         1986         1994
                        Peter H. Havens                   39         1983         1994
                        Robert L. Smith                   51         1992         1994

CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                    DIRECTOR     TERM TO
                                NAME                     AGE         SINCE       EXPIRE
                                ----                     ---        --------     -------
                        William D. Benjes, Jr.            55         1987         1995
                        H. S. Erskine                     73         1985         1996
                        Vincent Farrell, Jr.              47         1989         1995
                        John W. Hyland, Jr.               56         1993         1996
                        Raymond J. Kosi                   58         1984         1996
                        J. Howard Marshall, II            89         1987         1996
                        Hugh A. L. Mumford                48         1986         1995
                        Peter Silvester                   58         1987         1995

         Additional information concerning the three (3) nominees for election as directors and the continuing directors of the Company is as follows:

NOMINEES

         George P. Giard, Jr. is Chairman of the Board and Chief Executive Officer of the Company. Mr. Giard joined the Company in 1986 after being a partner since 1981 in Oil & Gas Finance Limited, a private energy investment firm. He also served as a director of Marline Oil Corporation from 1976 through 1985 and Chairman of the Board of that company from 1976 through 1983. He has also served as a director of Crystal Oil Company since 1987.

         Peter H. Havens has been manager since 1982 of Kewanee Enterprises, an investment firm. Mr. Havens has been a director of Bryn Mawr Trust Company since March 1986 and is also a director of Nobel Education Dynamics, Inc.

         Robert L. Smith has been a director of the Company since 1992 when he was elected President and Chief Operating Officer of the Company. Mr. Smith was previously Executive Vice President of the Company since 1987, and prior to joining the Company and for over five years, he served in various capacities, including President and Chief Operating Officer, with Cenergy Corporation, an oil and gas exploration and production company.

CONTINUING DIRECTORS

         William D. Benjes, Jr. is the founder of Stratfield Investment Management, Inc. and has been its President since 1986. Mr. Benjes was with Fort Hill Investors Management Group from 1977 through 1985 and served as its President from 1982 through 1985.

         H. S. Erskine is an oil and gas consultant. From 1981 through 1986, Mr. Erskine was President and Chief Operating Officer of Cenergy Corporation. Mr. Erskine has also served in an executive capacity with Gulf Oil Exploration and Production Company.

         Vincent Farrell, Jr. has been a partner in Spears Benzak Salomon & Farrell since 1982 and currently serves as a director of Garnet Resources Corp. and Forschner Group, Inc. Mr. Farrell was previously with a predecessor of Smith Barney Shearson Inc. for several years.

         John W. Hyland, Jr. has been a partner of McFarland Dewey & Co. since 1992 and previously served as a managing director of Rho Management Company, Inc. from 1989 to 1992. He was a managing director of PaineWebber Incorporated and Vice Chairman of PaineWebber/Young and Rubicam Ventures from 1983 to 1988, Vice Chairman of Warburg Paribas Becker Inc. from 1980 to 1983, and prior thereto a partner in Morgan Stanley & Co. Inc. Mr. Hyland is also a director of Summit Communications.

         Raymond J. Kosi is a private investor and business consultant. Mr. Kosi was the co-founder and an officer from 1963 through 1993 of K.R.K. Inc., a privately-owned manufacturer of plastic injection moldings.

         J. Howard Marshall, II was Chairman of the Board of Petroleum Development Corporation from its incorporation in 1984 until its acquisition by the Company in 1987. Mr. Marshall is Chairman of Marshall Petroleum, Inc., and has been an independent oil and gas operator for the last twenty years. Previously, Mr. Marshall has served as Special Counsel, Chevron Corporation; Partner, Pillsbury, Madison and Sutro; President, Ashland Oil Company; Executive Vice President, Signal Oil Company; President, Union Texas Petroleum Corporation; and Executive Vice President, Allied Chemical Company. He currently serves as a Director of Koch Industries, Inc. and Coastal Oil & Gas Corporation.

         Hugh A. L. Mumford currently serves as managing director of Electra Investment Trust P.L.C. ("Electra"). Mr. Mumford has been an officer of Electra since 1981 and a director since 1985. Mr. Mumford, a citizen of the United Kingdom, is also a director of Mezzanine Capital Corporation, an investment company, and New London Oil P.L.C.

         Peter Silvester is Executive Director and General Manager (Investments) of Friends' Provident Life Office ("Friends") and Executive Director of a number of its subsidiaries. Mr. Silvester, a citizen of the United Kingdom, has been an executive with Friends for more than the last five years. He is a Fellow of the Institute of Actuaries and a Fellow of the Pensions Management Institute, where he was on the Council for six years and Vice President from 1983 to 1985. Mr. Silvester is also a director of Esprit Gestion S.A. and Mapral Limited.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS

         The Board of Directors has an Executive Committee that has and may exercise all the power and authority of the Board of Directors, allowed by law to be delegated, in the management of the business and affairs of the Company while the Board of Directors is not in session. The current members are William D. Benjes, Jr., H. S. Erskine, George P. Giard, Jr., Peter H. Havens, Raymond J. Kosi and Robert L. Smith.

         The Board of Directors has an Audit Committee that selects an accounting firm to conduct an annual audit of the Company's consolidated financial statements and reviews with such firm the plan, scope and results of such audit and the fees for the services performed. The Audit Committee also reviews with the independent auditors the adequacy of internal control systems and reports its findings to the full Board of Directors. The Audit Committee is composed of directors who are not salaried employees of the Company. Peter
H. Havens and Raymond J. Kosi are the current members.

         The Board of Directors has a Compensation Committee that reviews and determines salaries of officers, reviews and establishes Company policy with respect to compensation of all employees and determines benefit grants under certain benefit plans, including the Employee Stock Ownership Plan, Incentive Option Plan, Executive Incentive Program and Director Stock Option Plans. The current members of the Compensation Committee are William D. Benjes, Jr., Vincent Farrell, Jr. and J. Howard Marshall, II.

         The Board of Directors has a Nominating Committee to identify and recommend candidates for the Board of Directors. The current members of the Nominating Committee are George P. Giard, Jr., Peter H. Havens and Raymond J. Kosi. The Nominating Committee does not consider nominees recommended by security holders other than members of the Nominating Committee.

         During the twelve month period ended December 31, 1993, the Board of Directors met five (5) times; the Executive Committee met nine (9) times; the Compensation Committee met three (3) times; the Audit Committee met five (5) times; and the Nominating Committee met one (1) time. No incumbent director other than Mr. Mumford and Mr. Silvester attended or participated in fewer than seventy-five percent (75%) of the aggregate of all meetings of the Board of Directors and any committee on which such director served.


                            OTHER EXECUTIVE OFFICERS

         The following is a list of executive officers and managers of the Company, other than Mr. Giard and Mr. Smith, each of whose term of office runs until a successor is duly appointed:

         Christopher S. Hardesty, age 49, joined the Company in 1992 as Vice President-Finance, Treasurer and Chief Financial Officer. Mr. Hardesty was previously Executive Vice President, Treasurer and Chief Financial Officer of DeKalb Energy Company and for over five years, served in various capacities with Newmont Mining Corporation, Newmont Gold Company and Exxon Corporation.

         Kendell V. Tholstrom, age 48, currently serves as Vice President and General Manager, Rocky Mountain and Mid-Continent Regions of the Company. Mr. Tholstrom joined the Company in 1986 as Operations Manager and subsequently served as Vice President of Operations and Vice President and General Manager, Rocky Mountain Division. He has eighteen years of prior reservoir engineering and operations experience with Sabine Corporation and Terra Resources, Inc.

         Bruce R. DeBoer, age 41, joined the Company as General Counsel and Corporate Secretary in 1988. He was previously Corporate Attorney and Assistant Secretary for Canterra Petroleum, Inc. and General Counsel and Secretary of Energetics, Inc. Prior thereto, Mr. DeBoer was engaged in the private practice of law in Denver, Colorado.

         ADOPTION OF 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On January 11, 1994, the Executive Committee of the Board of Directors approved a resolution to adopt, subject to stockholder approval, a 1993 Stock Option Plan for Non-Employee Directors (the "1993 DSOP"), which plan is similar to the existing Stock Option Plans for Non-Employee Directors, subject to the following changed terms and conditions.

         Under the 1993 DSOP, effective as of December 28, 1993, each of the current non-employee directors of the Company will be granted options to purchase up to 25,000 shares of Class A Common Stock. The aggregate number of shares of Class A Common Stock covered by the 1993 DSOP will be 225,000. The exercise price for such options will be $1.8125 per share, which was the market price for the Class A Common Stock on December 28, 1993, the date when the 1993 DSOP was approved by the Compensation Committee of the Board of Directors.

         The management of the Company and the Board of Directors believe it is in the best interests of the Company to compensate its non-employee directors for their continued service to the Company, and that the granting of options to the non-employee directors of the Company, subject to the terms and conditions of the 1993 DSOP, will enable the Company to attract and retain the valuable services of individuals of outstanding quality and ability and will allow such non-employee directors to participate in the growth of the Company. See Appendix A hereto for a more detailed description of the 1993 DSOP.

         The approval and adoption of this proposal requires the affirmative vote of the holders of record at the close of business on the Record Date of a majority of the voting power of the Class A Common Stock and Class B Common Stock present in person or by proxy at the Annual Meeting and voting together as one class, with holders of Class A Common Stock entitled to one-twentieth (1/20) of one vote for each share held and holders of Class B Common Stock entitled to one (1) vote for each share held. The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of this proposal.

         The Board of Directors recommends voting  "FOR"  this proposal.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Class A Common Stock. The following table shows, as of April 18, 1994, the beneficial ownership (shares owned or that may be acquired within sixty (60) days) of Class A Common Stock by (a) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Class A Common Stock, (b) each current director and executive officer and (c) all of the Company's current executive officers and directors as a group. Each share of Class B Common Stock is convertible at any time at the option of the holder into one (1) share of Class A Common Stock. The right to acquire Class A Common Stock in this manner is reflected in the following table which assumes conversion of all beneficially owned shares of Class B Common Stock set forth in the following separate table for Class B Common Stock.

                                                              NUMBER OF COMBINED
                                                              SHARES BENEFICIALLY            PERCENT
                 NAME OF BENEFICIAL OWNER                          OWNED (1)                 OF CLASS
                 ------------------------                     -------------------            --------
          (a)  Five percent (5%) holders:

               FMR Corp.                                           3,894,608(1)               13.5%
               82 Devonshire Street
               Boston, Massachusetts 02109

                                                               NUMBER OF COMBINED
                                                               SHARES BENEFICIALLY           PERCENT
                    NAME OF BENEFICIAL OWNER                        OWNED (1)                OF CLASS
                    ------------------------                   -------------------           --------
               Spears Benzak Salomon & Farrell                    2,456,924(2)                 8.5%
               45 Rockefeller Plaza
               New York, New York 10111

               Friends' Provident Life Office                     2,364,962(3)                 8.3%
               15 Old Bailey
               London EC4M 7AP United Kingdom

               Franklin Resources, Inc.                           1,727,079(4)                 5.7%
               777 Mariners Island Boulevard
               San Mateo, California 94404

               Employee Stock Ownership Plan of                   1,621,034(5)                 5.7%
               Presidio Oil Company
               c/o Presidio Oil Company
               5613 DTC Parkway, Suite 750
               Englewood, Colorado 80111

               Electra Investment Trust P.L.C.                    1,449,733                    5.1%
               65 Kingsway
               London WC2B 6QT United Kingdom

          (b)  Directors and Executive Officers:

               Vincent Farrell, Jr.                               2,544,637(6)                 8.8%
               Peter Silvester                                    2,384,066(7)                 8.4%
               George P. Giard, Jr.                               2,236,067(8)                 7.7%
               Robert L. Smith                                    1,803,195(9)                 6.3%
               Hugh A. L. Mumford                                 1,468,837(10)                5.1%
               J. Howard Marshall, II                               644,860(11)                2.3%
               Peter H. Havens                                      104,178(12)                 *
               Raymond J. Kosi                                       90,517(13)                 *
               Kendell V. Tholstrom                                  84,913(14)                 *
               William D. Benjes, Jr.                                72,854(15)                 *
               H. S. Erskine                                         45,003(16)                 *
               Bruce R. DeBoer                                       42,938(17)                 *
               Christopher S. Hardesty                               21,250(18)                 *
               John W. Hyland, Jr.                                      -0-(19)                -0-

          (c)  All directors and executive officers               9,922,281(20)               33.1%
               as a group (14 persons):

__________________

  *      Does not exceed one percent (1%) of the class.

  (1) Fidelity Management and Research Company ("FMRC"), a wholly-owned subsidiary of FMR Corp. ("FMR"), and a registered investment advisor, beneficially owns 1,231,558 shares of Class A Common Stock upon conversion of the Company's 9% Convertible Subordinated Debentures Due 2015 ("Debentures"), as a result of acting as an investment advisor to several registered investment companies ("Funds"). FMR through its control of FMRC, has sole investment power with respect to the Debentures and voting power over the underlying shares resides with each respective Fund's

         Board of Trustees. Fidelity International Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, which may be deemed to be an affiliate of FMR that provides investment advisory and management services to a number of non-United States investment companies and certain institutional investors, beneficially owns 2,663,050 shares of Class A Common Stock as to which it has sole investment and voting power. According to Schedules 13D dated March 30, 1994, filed by both FMR and FIL, Edward C. Johnson III, Chairman of FIL, and Chief Executive Officer of FMR, may be deemed to share investment power over the shares beneficially owned by FMR and FIL.

  (2) All such shares, including 279,850 shares of Class A Common Stock issuable upon conversion of Debentures, are beneficially owned by third parties for whom Spears Benzak Salomon & Farrell may share investment power.

  (3) Includes 1,507,143 shares of Class A Common Stock beneficially owned by UKP Holdings Inc., a subsidiary of Friends. Also includes 115,000 shares of Class B Common Stock beneficially owned by Friends.

  (4) Pursuant to a Schedule 13G dated February 11, 1993, filed by Franklin Custodian Funds - Income Series ("FCF") and Franklin Resources, Inc. ("FRI") on behalf of FRI, all such shares of Class A Common Stock are issuable upon conversion of Debentures. FRI is an investment company and advisor, as well as the subsidiary of FCF, which in the aggregate, beneficially own the shares. FRI and FCF have shared investment power with respect to the shares and disclaim the aggregation of such shares for purposes of Rule 13(d)3 promulgated under the Securities Exchange Act of 1934.

  (5)    Includes 467,871 shares of Class B Common Stock.

  (6) Mr. Farrell, as a partner in Spears Benzak Salomon & Farrell, may also be deemed to be the beneficial owner of 2,456,924 shares listed in the table above as being beneficially owned by Spears Benzak Salomon & Farrell due to shared investment power which he may exercise over third party accounts. Such number includes 12,713 shares of Class B Common Stock that may be acquired upon the exercise of options granted under the Stock Option Plan for Non-Employee Directors, the 1989 Stock Option Plan for Non-Employee Directors, the 1991 Stock Option Plan for Non-Employee Directors and the 1992 Stock Option Plan for Non-Employee Directors (collectively, the "DSOPs"), but does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 15,000 unvested shares of Class B Common Stock granted under the DSOPs.

  (7) Mr. Silvester, as an officer of Friends, may be deemed to be the beneficial owner of 2,249,462 shares of Class A Common Stock and 115,500 shares of Class B Common Stock listed in the table above as being beneficially owned by Friends. Such number includes 19,104 shares of Class B Common Stock that may be acquired upon the exercise of options granted under the DSOPs, but does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 7,500 unvested shares of Class B Common Stock granted under the DSOPs.

  (8) Includes 19,359 shares of Class B Common Stock. Also includes 11,030 shares of Class A Common Stock and 157,209 shares of Class B
         Common Stock that may be acquired pursuant to the exercise of warrants held in the name of Oil and Gas Finance Limited, an entity over which Mr. Giard exercises voting control; 11,000 shares of Class A Common Stock and 313,539 shares of Class B Common Stock that may be acquired upon the exercise of options and 35,730 shares of Class A Common Stock and 15,220 shares of Class B Common Stock held in trust in Mr. Giard's individual account under the Company's Employee Stock Ownership Plan ("ESOP"), all of which are vested. Includes 1,153,163 shares of Class A Common Stock and 467,871 shares of Class B Common Stock held by the ESOP which have not been allocated to participating employees' accounts. Mr. Giard acts as a co-trustee of the ESOP and may be deemed to share voting or disposive power with respect to such unallocated shares; however, Mr. Giard disclaims beneficial ownership of any of such unallocated shares. Does not include 235,000 unvested shares of Class A Common Stock and 100,000 unvested shares of Class B Common Stock granted pursuant to options.

  (9) Includes 4,621 shares of Class B Common Stock, 105,622 shares of Class B Common Stock that may be acquired upon the exercise of options and 30,811 shares of Class B Common Stock pursuant to the exercise of a warrant. Also includes 28,218 shares of Class A Common Stock and 9,745 shares of Class B Common Stock held in trust in Mr. Smith's individual account under the ESOP, all of which are vested. Includes 1,153,163 shares of Class A Common Stock and 467,871 shares of Class B Common Stock held by the ESOP which have not been allocated to participating employees' accounts. Mr. Smith acts as a co-trustee of the ESOP and may be deemed to share voting or dispositive power with respect to such unallocated shares; however, Mr. Smith disclaims beneficial ownership of any of such unallocated shares. Does not include 125,000 unvested shares of Class A Common Stock and 52,000 unvested shares of Class B Common Stock granted pursuant to options.

  (10) Mr. Mumford, as an officer of Electra, may be deemed to be the beneficial owner of 1,449,733 shares of Class A Common Stock beneficially owned by Electra. Such number includes 19,104 shares of Class B Common Stock that may be acquired upon the exercise of options granted under the DSOPs, but does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 7,500 unvested shares of Class B Common Stock granted under the DSOPs.

  (11) Includes 7,258 shares of Class A Common Stock held in the name of Marshall Associates, a general partnership, of which Mr. Marshall is a general partner and 67,465 shares of Class A Common Stock held in the name of Marshall Petroleum, Inc., of which Mr. Marshall is Chairman. Such number includes 19,104 shares of Class B Common Stock that may be acquired upon the exercise of options granted under the DSOPs, but does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 7,500 unvested shares of Class B Common Stock granted under the DSOPs.

  (12) Includes 45,000 shares of Class A Common Stock and 8,500 shares of Class B Common Stock held in a grantor retained income trust in respect of which Mr. Havens' spouse is a co-trustee and co-beneficiary. Mr. Havens is the trust's investment advisor. Also includes 500 shares of Class A Common Stock and 5,000 shares of Class B Common Stock held in the name of Mr. Havens' spouse and 600 shares of Class A Common Stock and 6,000 shares of Class B Common Stock in a trust over which Mr. Havens shares voting and investment power. Includes 38,578 shares of Class B Common Stock that may be acquired upon the exercise of options granted under the DSOPs, but does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 15,000 unvested shares of Class B Common Stock granted under the DSOPs.

  (13) Includes 51,939 shares of Class B Common Stock and 38,578 shares of Class B Common Stock that may be acquired upon the exercise of options granted under the DSOPs. Such number does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 15,000 unvested shares of Class B Common Stock granted under the DSOPs.

  (14) Includes 500 shares of Class A Common Stock and 46,839 shares of Class B Common Stock that may be acquired upon the exercise of options and 24,878 shares of Class A Common Stock and 10,546 shares of Class B Common Stock held in the trust under the ESOP, all of which are vested. Does not include 50,000 unvested shares of Class A Common Stock and 21,435 unvested shares of Class B Common Stock granted pursuant to options.

  (15) Includes 23,750 shares of Class A Common Stock held in accounts over which Mr. Benjes shares investment power. Such number also includes 19,104 shares of Class B Common Stock that may be acquired pursuant to the exercise of options under the DSOPs, but does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 7,500 unvested shares of Class B Common Stock granted under the DSOPs.

  (16) Includes 1,100 shares held in the name of Mr. Erskine's spouse. Also includes 38,578 shares which may be acquired pursuant to the exercise of options under the DSOPs. Does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP and 15,000 unvested shares of Class B Common Stock granted under the DSOPs.

  (17) Includes 12,361 shares of Class A Common Stock and 5,580 shares of Class B Common Stock held in trust under the ESOP, all of which are vested. Also includes 18,997 shares of Class B Common Stock which may be acquired pursuant to the exercise of options. Does not include 40,000 unvested shares of Class A Common Stock and 14,461 shares of Class B Common Stock granted pursuant to options.

  (18) Includes 15,000 shares that may be acquired by Mr. Hardesty pursuant to the exercise of a warrant. On January 15, 1993, the Company entered into an agreement with Mr. Hardesty whereby he purchased for $2,250 a warrant to acquire 15,000 shares at an exercise price of $1.0625 per share, the market price on the date of the warrant. Also includes 6,250 shares that may be acquired upon the exercise of options. Does not include 73,750 unvested shares granted pursuant to options.

  (19) Does not include 25,000 unvested shares of Class A Common Stock granted under the 1993 DSOP.

  (20) Includes an aggregate 101,187 shares of Class A Common Stock and 41,091 shares of Class B Common Stock held in trust under the ESOP for officers of the Company as well as the unallocated ESOP shares described above as footnotes 8 and 9 as beneficially owned by both Mr. Giard and Mr. Smith, as ESOP co-trustees (without counting such shares twice); 17,750 shares of Class A Common Stock and 484,997 shares of Class B Common Stock which may be acquired by officers of the Company upon the exercise of options; 279,850 shares issuable upon conversion of Debentures held or controlled by a director of the Company; 26,030 shares of Class A Common Stock and 188,020 shares of Class B Common Stock that may be acquired by an executive officer, or an entity over which Mr. Giard exercises voting control, pursuant to the exercise of certain warrants; and 204,863 shares of Class B Common Stock which may be acquired by directors of the Company upon exercise of options granted under the DSOPs.

         Class B Common Stock. The following table shows, as of April 18, 1994, the beneficial ownership (shares owned or that may be acquired within sixty (60) days) of Class B Common Stock by (a) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Class B Common Stock, (b) each current director and executive officer and (c) all of the Company's current executive officers and directors as a group.

                                                                   NUMBER OF SHARES          PERCENT
                       NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED         OF CLASS
                       ------------------------                   ------------------         --------
          (a)  Five percent (5%) holders:

               Mary L. Smith                                       1,085,019                  33.7%
               Kewanee Enterprises
               101 Bryn Mawr Avenue, Suite 200
               Bryn Mawr, Pennsylvania 19010

               Employee Stock Ownership Plan of                      467,871                  14.5%
               Presidio Oil Company
               c/o Presidio Oil Company
               5613 DTC Parkway, Suite 750
               Englewood, Colorado 80111

               Philip S. Sirianni                                    264,129(1)                8.1%
               23041 Avenida de la Carlota, Suite 210
               Laguna Hills, California 92653

          (b)  Directors and Executive Officers:

               George P. Giard, Jr.                                  973,198(2)               26.4%
               Robert L. Smith                                       618,670(3)               18.4%
               Peter Silvester                                       134,604(4)                4.2%
               Raymond J. Kosi                                        90,517(5)                2.8%
               Peter H. Havens                                        58,078(6)                1.8%
               Kendell V. Tholstrom                                   57,385(7)                1.8%
               H. S. Erskine                                          38,578(8)                1.2%
               Bruce R. DeBoer                                        24,577(9)                 *
               William D. Benjes, Jr.                                19,104(10)                 *

                                                                NUMBER OF SHARES          PERCENT
                    NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED         OF CLASS
                    ------------------------                   ------------------         --------
               J. Howard Marshall, II                                19,104(10)               *
               Hugh A. L. Mumford                                    19,104(10)               *
               Vincent Farrell, Jr.                                  12,713(11)               *
               Christopher S. Hardesty                                  -0-                  -0-
               John W. Hyland, Jr.                                      -0-                  -0-

          (c)  All directors and executive officers               1,597,761(12)             36.5%
               as a group (14 persons):

__________________

  *      Does not exceed one percent (1%) of the class.

  (1) Includes 41,659 shares issuable upon the exercise of stock options granted in 1987, 1988, 1989 and 1993 in consideration of the provision of advisory services to the Company, all of which are vested.

  (2) Includes 157,209 shares that may be acquired pursuant to the exercise of warrants held in the name of Oil and Gas Finance Limited, an entity over which Mr. Giard exercises voting control, 313,539 shares that may be acquired upon the exercise of options; and 15,220 shares held in trust under the ESOP, all of which are vested. Also includes 467,871 shares of Class B Common Stock held by the ESOP which have not been allocated to participating employees' accounts. Mr. Giard acts as a co-trustee of the ESOP and may be deemed to share voting or dispositive power with respect to such unallocated shares; however, Mr. Giard disclaims beneficial ownership of any of such unallocated shares. Does not include 100,000 unvested shares granted pursuant to options.

  (3) Includes 30,811 shares that may be acquired by Mr. Smith pursuant to the exercise of a warrant; 105,622 shares that may be acquired upon the exercise of options; and 9,745 shares held in trust under the ESOP, all of which are vested. Also includes 467,871 shares of Class B Common Stock held by the ESOP which have not been allocated to participating employees' accounts. Mr. Smith acts as a co-trustee of the ESOP and may be deemed to share voting or dispositive power with respect to such unallocated shares; however, Mr. Smith disclaims beneficial ownership of any of such unallocated shares. Does not include 52,000 unvested shares granted pursuant to options.

  (4) Includes 115,500 shares held by Friends over which Mr. Silvester may have investment power and 19,104 shares issuable upon the exercise of options granted under the DSOPs, all of which are vested. Does not include 7,500 unvested shares granted under the DSOPs.

  (5) Includes 38,578 shares issuable upon the exercise of options granted under the DSOPs, but does not include 15,000 unvested shares granted under the DSOPs.

  (6) Includes 38,578 shares issuable upon the exercise of options granted under the DSOPs, 6,000 shares in a trust over which Mr. Havens shares voting and investment power, 5,000 shares held in the name of Mr. Havens' spouse and 8,500 shares held in a grantor retained income trust in respect of which Mr. Havens' spouse is a co-trustee and co-beneficiary and Mr. Havens is the investment advisor. Does not include 15,000 unvested shares granted under the DSOPs.

  (7) Includes 46,839 shares issuable upon the exercise of options and 10,546 shares held in trust under the ESOP, all of which are vested, but does not include 21,435 unvested shares granted pursuant to options.

  (8) All of such shares are issuable upon the exercise of options granted under the DSOPs. Does not include 15,000 unvested shares granted pursuant to the DSOPs.

  (9) Includes 18,997 shares issuable upon the exercise of options and 5,580 shares held in trust under the ESOP, all of which are vested. Does not include 14,461 unvested shares granted pursuant to options.

  (10) All of such shares are issuable upon the exercise of options granted under the DSOPs. Does not include 7,500 unvested shares granted pursuant to the DSOPs.

  (11) All of such shares are issuable upon the exercise of options granted under the DSOPs. Does not include 15,000 unvested shares granted pursuant to the DSOPs.

  (12) Includes an aggregate 741,171 shares which may be acquired by officers and directors of the Company upon the exercise of options. Also includes 188,020 shares that may be acquired by executive officers, or an entity over which Mr. Giard exercises voting control, pursuant to the exercise of certain warrants, 41,091 shares held in trust under the ESOP for executive officers of the Company and the unallocated ESOP shares described above in footnotes 2 and 3 as beneficially owned by Mr. Giard and Mr. Smith, as ESOP co-trustees (without counting such shares twice), all of which are vested.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers for fiscal years 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                  ANNUAL COMPENSATION (1)      COMPENSATION
                                                 -------------------------     ------------
                                                                                  OPTIONS         ALL OTHER
            NAME AND                             SALARY ($)                       AWARDED       COMPENSATION
       PRINCIPAL POSITION            YEAR           (2)          BONUS ($)        (#) (3)          ($) (4)
       ------------------            ----        ----------      ---------     ------------     ------------
   George P. Giard, Jr.              1993         332,596         100,000         235,000          165,138(5)
     Chairman and CEO                1992         396,635          30,300         139,039           30,000
                                     1991         396,635         140,000         100,000           30,000

   Robert L Smith                    1993         228,307          50,000         125,000           90,155(6)
     President and COO               1992         203,625          19,000          51,622           30,000
                                     1991         210,749          48,500          52,000           30,000

   Christopher S. Hardesty           1993         150,000          38,000          55,000              -0-
     Vice President and              1992           6,827(7)          -0-          25,000              -0-
     CFO                             1991

   Kendell V. Tholstrom              1993         128,125          45,000          50,000           27,469
     Vice President                  1992         126,322          10,000          22,524           19,808
                                     1991         126,562          12,500          19,000           20,000

   Bruce R. DeBoer                   1993         102,083          31,500          40,000           21,058
     General Counsel and             1992         111,923           6,800          10,958           17,519
     Secretary                       1991         101,538           8,000          13,000           15,700

__________________

  (1) The Company provides group insurance benefits for its executive officers which are generally available to all salaried employees, including medical and dental insurance, term life insurance, and long-term disability insurance. In addition, executive officers of the Company are provided certain club memberships for business purposes. A certain amount of personal use of these benefits may be made by the recipients. After reasonable inquiry, the Company has concluded that the aggregate amount of such personal benefits, which cannot be specifically or precisely ascertained, was less than either $50,000 or ten percent (10%) of the salary and bonus reported for each of the named executive officers.

  (2) In 1991, Messrs. Giard, Smith, Tholstrom and DeBoer received $12,500, $6,500, $4,167 and $3,333, respectively, of their salaries in the form of shares of the Company's Class A Common Stock. In 1993, the salaries of Messrs. Giard and Smith were comprised, in part, of cash payments for accrued but unused vacation time in the amount of $13,846 and $8,307, respectively. In 1992, the salaries of Messrs. Giard, Smith, Tholstrom and DeBoer were comprised, in part, of cash payments for accrued but unused vacation time in the amounts of $21,635, $8,625, $1,322 and $11,923, respectively. In 1991, the salaries of Messrs. Giard, Smith, Tholstrom and DeBoer were comprised, in part, of cash payments for accrued but unused vacation time in the amounts of $21,635, $15,749, $1,562 and $1,538.

  (3) The options listed cover shares of Class B Common Stock except for Mr. Hardesty's shares and 1993 options which are shares of Class A Common Stock. See "Stock Option Grants" and "Compensation Committee Report on Executive Compensation". References to "SARs" in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Company has never issued SARs.

  (4) Includes Company contributions to the ESOP in an amount equal to 15% (to a maximum of $30,000) of cash compensation paid in each calendar year. Participation of an employee in the ESOP is subject to a one-year waiting period.

  (5) Includes an estimated accrual of $135,138 on the Company's financial statements for the benefit of Mr. Giard in respect of his supplemental executive retirement plan ("SERP"). See "Long-Term Incentive Plans and Pension Plans".

  (6) Includes an estimated accrual of $60,155 on the Company's financial statements for the benefit of Mr. Smith in respect of his SERP. See "Long-Term Incentive Plans and Pension Plans".

  (7) Mr. Hardesty joined the Company on December 15, 1992 at an annual salary of $150,000.


STOCK OPTION GRANTS
                              1993 OPTION GRANTS

                                                                                                    GRANT DATE
                                                           INDIVIDUAL GRANTS                          VALUE
                                     ---------------------------------------------------------      ----------
                                     NUMBER
                                    OF SHARES       % OF TOTAL
                                    UNDERLYING       OPTIONS                                        POTENTIAL
                                     OPTIONS        GRANTED TO       EXERCISE                       REALIZABLE
                                     GRANTED        EMPLOYEES          PRICE        EXPIRATION       VALUE ($)
        NAME                           (1)           IN 1993         ($/SHARE)         DATE            (2)
        ----                        ----------      ----------       ---------      ----------      ----------
George P. Giard, Jr.                 235,000          25.6           1.8125           2003           274,480
Robert L. Smith                      125,000          13.6           1.8125           2003           146,000
Christopher S. Hardesty               55,000           6.0           1.8125           2003            64,240
Kendell V. Tholstrom                  50,000           5.4           1.8125           2003            58,400
Bruce R. DeBoer                       40,000           4.4           1.8125           2003            46,720

__________________

  (1)    The options listed cover shares of Class A Common Stock.

  (2) The grant date present value is determined by using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted by the Company to its executives differ from exchange traded options in three key respects: options granted by the Company to its executives are long-term, non-transferable and subject to vesting restrictions while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. In this presentation, the Black-Scholes Model has been adapted to estimate the present value of the options set forth in the table, taking into consideration a number of factors, including expected volatility of 82%, risk-free rate of return of 7%, dividend yield of 0% and time to exercise of 10 years. Consequently, because the Black-Scholes Model has been adapted to value the options set forth in the table and is assumption-based, it may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the shares over the exercise price on the date the option is exercised.

OPTION EXERCISES AND HOLDINGS

                      AGGREGATED OPTION EXERCISES IN 1993
                        AND 1993 YEAR-END OPTION VALUES

                                                                      NUMBER OF            VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                                      AT 12/31/93              AT 12/31/93
                                                                  -------------------      --------------------
                                   SHARES
                                  ACQUIRED ON        VALUE           EXERCISABLE/              EXERCISABLE/
           NAME                    EXERCISE        REALIZED        UNEXERCISABLE (1)          UNEXERCISABLE
           ----                   -----------      --------       -------------------      --------------------
George P. Giard, Jr.                -0-              N/A         313,539 /  100,000           -0- /      -0-
                                                                  11,000 /  235,000           -0- /   58,750
Robert L. Smith                     -0-              N/A         105,622 /   52,000           -0- /      -0-
                                                                     -0- /  125,000           -0- /   31,250
Christopher S. Hardesty             -0-              N/A             -0- /      -0-           -0- /      -0-
                                                                   6,250 /   73,750         6,250 /   32,500
Kendell V. Tholstrom                -0-              N/A          46,839 /   21,435           -0- /      -0-
                                                                     500 /   50,000           -0- /   12,500
Bruce R. DeBoer                     -0-              N/A          18,997 /   14,461           -0- /      -0-
                                                                     -0- /   40,000           -0- /   10,000

_________________

  (1) All amounts listed in the first line for each individual are shares of Class B Common Stock and all amounts listed in the second line for each individual are shares of Class A Common Stock.

LONG-TERM INCENTIVE PLANS AND PENSION PLANS

         The Company has no long-term incentive plan or defined benefit or actuarial plan. However, Messrs. Giard and Smith have each entered into a Supplemental Executive Retirement Agreement (the "SERP Agreement") with the Company which provides each officer with cash benefits upon retirement in the form of a ten year annuity with annual payments equal to a maximum of sixty percent (60%) of each officer's average annual salary and bonus for the three
(3) years preceding retirement. The amount of annual benefit upon retirement is equal to (i) the officer's final average earnings multiplied by a percentage factor based upon years of service to the Company weighted separately for each officer so that termination of employment at age sixty-five (65) provides a maximum factor of sixty percent (60%) reduced by (ii) the value upon retirement, of such officer's ESOP account and any other amounts payable to such officer under any other qualified retirement plans adopted by the Company subsequent to the SERP Agreement. Accordingly, the annual benefits payable upon retirement at normal retirement age for Messrs. Giard and Smith are difficult to estimate due to the offsetting value upon retirement of each officer's ESOP account which is comprised solely of equity securities of the Company. As of April 18, 1994, Mr. Giard is credited with 8 years of service and Mr. Smith is credited with 6 years of service.

REPORT ON REPRICING OF OPTIONS

         The Company has not adjusted or amended the exercise price of stock options previously awarded to any of the named executive officers other than as reported in previous proxy statements.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         No executive officer of the Company has an employment contract and there is no compensatory plan or arrangement in respect of the resignation, retirement or any other termination of any executive officer's employment with the Company or a change-in-control or any change in executive responsibilities following a change-in-control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee of the Board of Directors during the last fiscal year is or formerly was an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company and no member of the Compensation Committee has or had any relationships requiring disclosure under regulations applicable to this Proxy Statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews and determines all compensation matters for the Company's executive officers. The executive compensation program is comprised of salary, annual cash incentives and long-term incentives principally in the form of employee stock options. Each year the Compensation Committee determines salary adjustments, if any, and the level of benefit grants under the Company's Incentive Stock Option Plan and Executive Bonus Program as well as the contribution levels in respect of its Employee Stock Ownership Plan. Generally, the Compensation Committee meets toward the end of each fiscal year to consider executive compensation matters based on the achievements of the Company in relation to certain performance targets. The Compensation Committee also considers independent compensation studies relating to executive compensation practices in the independent oil and gas industry.

         The Compensation Committee's executive compensation practices are designed to provide competitive levels of compensation that integrate base salary, annual bonus and other compensation with Company performance, recognize individual initiative and achievement as well as levels of compensation in the industry, and assist the Company in attracting and obtaining qualified executives.

         The Omnibus Budget Reconciliation Act of 1993 contains provisions which limit the tax deductibility of executive compensation in excess of $1 million per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the Compensation Committee could in the future determine, taking into consideration the relevant factors then in existence, to make awards or approve compensation that does not qualify for a compensation deduction for tax purposes, if the Compensation Committee believes it is in the Company's interest to do so.

         The Compensation Committee has reviewed the compensation of the Company's CEO and other named executive officers for 1994; and, in particular, reviewed the Company's achievements in respect of its performance targets for 1993 which included: (i) oil and gas reserve replacement - the Company's yearend 1993 proved hydrocarbon reserves, on an equivalent barrel ("BOE") basis, were to be equal to or greater than the Company's 1992 yearend proved hydrocarbon reserves, less 15% of the Company's 1992 oil and gas production (after adjustment for asset sales and the amount of capital expenditures made during 1993); (ii) balance sheet improvement - the Company's yearend 1993 current asset/current liability ratio was to be 1:1 or better and an exchange offer involving the Company's Gas Indexed Notes was to be successfully completed (70% or greater acceptance) by yearend 1993; (iii) return on capital
- - the rate of return on the capital of the company, based on its 1993 EBITDA (earnings before interest, taxes and depreciation, as adjusted for the impact of oil and gas production rates and pricing scenarios), was to be 15% or greater; and (iv) equity performance - the price of the Company's Class A Common Stock was to increase by 100% or more during 1993.

         The Company's achievements in 1993 met or substantially exceeded all of such performance targets.

         The Company also achieved substantial administrative and operating efficiencies in 1993. Its general and administrative costs declined to $5.3 million in 1993, down from $6.4 million in 1992, largely reflecting the Company's continuing program to reduce such costs through the consolidation and downsizing of various divisional offices and associated operations. Presidio's production costs also declined in 1993 to $4.10 per BOE, compared to $4.38 per BOE in 1992.

         In recognition of the Company's outstanding achievements in 1993, both in terms of substantially exceeding its performance goals and realizing significant operating and administrative efficiencies in such year, the base salaries of the Company's CEO and four other named executive officers as a group were increased by approximately 10.8%. In addition, $272,500 of cash bonuses, as well as stock options in respect of 505,000 Class A Common Shares, were awarded to such executive officers.

         The Compensation Committee intends to maintain its practice of providing a competitive salary structure for its CEO and other executive officers and basing salary levels, bonus and other compensation on corporate and individual performance. In this respect the Compensation Committee continues to establish annual performance goals to be achieved by the CEO and the Company's other executive officers.

                                           William D. Benjes, Jr., Co-Chairman
                                           Vincent Farrell, Jr., Co-Chairman
                                           J. Howard Marshall, II

PERFORMANCE GRAPH

         The following performance graph compares, for the 1988-1993 period and as of the record date of April 18, 1994, the percentage changes in the Company's cumulative total shareholder return on its Class A Common Stock to that of the American Stock Exchange Market Value Index and the S&P Oil-Domestic Integrated Index. All cumulative returns assume reinvestment of dividends.

                    CUMULATIVE SHAREHOLDER RETURN COMPARISON

                                       1988          1989         1990         1991         1992        1993
                                       ----          ----         ----         ----         ----        ----
Presidio Oil Company                    100         174.56       105.85       70.47        18.72        44.12
AMEX Market Value                       100         123.53       100.69      129.10       130.46       155.93
S&P Oil - Domestic Integrated           100         137.00       126.76      108.05       109.95       111.21


                           COMPENSATION OF DIRECTORS

CASH COMPENSATION

         Directors of the Company are each entitled to receive $2,500 for each meeting of the Board of Directors and $2,000 for each meeting of a committee (other than the Nominating Committee) of the Board of Directors that they attend. Directors who are also employees of the Company are not compensated separately for their service as directors of the Company or its subsidiaries.

STOCK OPTION PLANS FOR NON-EMPLOYEE DIRECTORS

         Under four (4) Stock Option Plans for Non-Employee Directors (previously defined as the "DSOPs"), respectively effective in 1987, 1989, 1991 and 1992, each of the then current non-employee directors of the Company was granted options to purchase shares of Class B Common Stock and each then current non-employee director who was a member of the Executive Committee of the Board of Directors was granted an option to purchase additional shares of Class B Common Stock. The aggregate number of shares of

Class B Common Stock covered by such options is 294,863. (If the 1993 DSOP is approved, the number of options outstanding under the DSOPs will be increased by 225,000 shares of Class A Common Stock). The exercise price for such options is the market price for the applicable Class A Common Stock and Class B Common Stock on the dates when each of the DSOPs was approved by the Compensation Committee, as ratified by the Company's stockholders. No options granted under the DSOPs have been exercised.

1993 DSOP

         As discussed previously in "Adoption of 1993 Stock Option Plan for Non-Employee Directors", the Board of Directors is recommending that the stockholders approve a new stock option plan for the Company's directors. See Appendix A for the full text of the 1993 DSOP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the July 1992 sale of Mountain Gas Resources, Inc. ("MGRI"), a subsidiary of the Company, to an independent third party, George P. Giard, Jr. and Robert L. Smith entered into consulting agreements with MGRI which provided for Mr. Giard and Mr. Smith to be retained as consultants for a period of two (2) years. In consideration of the provision of such services, each received options to purchase 6,000 shares of MGRI Class A Common Stock, $.01 par value per share, at an exercise price of $60.00 per share. In July 1993, MGRI was sold and each of Mr. Giard and Mr. Smith received proceeds of $281,000 as a result of the sale of such options.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from January 1, 1993 to December 31, 1993, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with, except that two reports covering an aggregate of two hundred twenty-two transactions were filed late by the Company's Employee Stock Ownership Plan Trust, George P. Giard, Jr. and Robert L. Smith, as Co-Trustees thereof, and one report covering an aggregate of two transactions, was filed late by Vincent Farrell, Jr., a Director of the Company.

                                  ACCOUNTANTS

         Deloitte & Touche ("Deloitte") served as the Company's independent auditors for the fiscal year ended December 31, 1993 and has been selected by the Board of Directors to serve in such capacity for the current fiscal year. Representatives of Deloitte are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

                             STOCKHOLDER PROPOSALS

         In accordance with rules of the SEC, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Such proposals must be received by the Company no later than December 31, 1994, in order to be considered for inclusion in the Proxy Statement for the 1995 annual meeting.

                                 OTHER MATTERS

         The Board of Directors knows of no matters other than those discussed in this Proxy Statement that properly may be, or are likely to be, brought before the meeting. In the event any other matters are properly brought before the meeting, however, the proxy holders or their substitutes will vote in accordance with their best judgment on such matters.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                                /s/ BRUCE R. DEBOER
                                                    Bruce R. DeBoer
                                                    Corporate Secretary

April 28, 1994


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, EXCLUSIVE OF EXHIBITS, IS AVAILABLE TO EACH BENEFICIAL OWNER OF THE COMPANY'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST SETTING FORTH A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES ENTITLED TO VOTE, TO: CORPORATE SECRETARY, PRESIDIO OIL COMPANY, 5613 DTC PARKWAY, SUITE 750, P.O. BOX 6525, ENGLEWOOD, COLORADO 80155-6525.

                                                                      APPENDIX A
                              PRESIDIO OIL COMPANY

                             1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    RECITALS

         A. Pursuant to a resolution dated January 11, 1994 and effective as of the Effective Date (as defined below), the Executive Committee of the Board of Directors (the "Board") of Presidio Oil Company, a Delaware corporation (the "Company"), adopts this 1993 Stock Option Plan for Non-Employee Directors (the "Plan").

         B. The purposes of the Plan are to secure for the Company the benefits arising from capital stock ownership of its non-employee directors by providing to such directors added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors an option (individually, the "Option") to purchase shares of the Company's Class A Common Stock, $.10 par value per share (the "Stock"), subject to the terms and conditions described below.

                                   ARTICLE I

                                    GENERAL

         1.01 Definitions. For the purpose of this Plan, and as used herein a "non-employee director" is an individual who (a) is a member of the Board and
(b) is neither an employee nor an officer of the Company. For purposes of this Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

         1.02 Options. The Options granted hereunder shall be options that are not qualified as incentive stock options under Section 422 of the Code.

                                   ARTICLE II

                                 ADMINISTRATION

         2.01 The Committee. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), which shall be composed of not fewer than three persons who shall be appointed by and serve at the pleasure of the Board. Each member of the Committee shall be a person who at the time he or she acts in administering the Plan is not eligible, and has not at any time within one year prior thereto been eligible, for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates, except for the 1992 Stock Option Plan for Non-Employee Directors effective April 16, 1993, the 1991 Stock Option Plan for Non-Employee Directors, effective December 27, 1991, the 1989 Stock Option Plan for Non-Employee Directors effective December 16, 1988 and the Stock Option Plan for Non-Employee Directors effective December 10, 1987.

         2.02 Quorum. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or participating by the means described in the last sentence of this Section 2.02, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee. The Committee shall keep minutes of its meetings. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         2.03 Authority of the Committee. The Committee shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the Options may be exercised or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the provisions of the Plan. Subject to the foregoing limitations, the Committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan and the decisions of the Committee shall be final and binding upon the Company, the Holders (as defined in Section 3.02 below) and all other persons. No member of the Committee shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement.


                                  ARTICLE III

                                    OPTIONS

         3.01 Participation. Each individual who is a non-employee director of the Company on the Effective Date shall receive an Option to purchase Stock under the Plan on the terms and conditions herein described.

         3.02 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which shall include or conform to the following terms and conditions, and which may include such other terms and conditions, if any, not inconsistent therewith or with the terms and conditions of this Plan as the Committee considers appropriate in each case.

                 (a) Number. Each individual who is a non-employee director on the Effective Date is entitled to receive under the Plan an option to purchase 25,000 shares of Stock. The number of shares of Stock relating to each Option shall be subject to adjustment from and after the Effective Date as provided in Section 4.02 hereof.

                 (b) Price and Date. The date of grant of the initial Options granted hereunder shall be the Effective Date of the Plan.
         The "Effective Date" of the Plan shall be December 28, 1993, subject to the application of Section 6.04. The price at which each share of Stock covered by an Option may be purchased shall be at least one hundred percent (100%) of the fair market value of such share on the date of grant, and for the initial Options granted hereunder shall be $1.8125 per share, which was the fair market value of the Stock on the Effective Date. For purposes of this determination "fair market value" means the closing price of a share of Stock as reported on the American Stock Exchange on the date of grant. If no such closing price is reported, then fair market value shall mean the closing price of a share of Stock as reported on the American Stock Exchange on the next preceding date when the Stock was traded.

                 (c) Option Period. The period within which each Option may be exercised shall expire, in all cases, ten years from the date of grant of the Option (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

                 (d) Termination of Service, Death, Etc. With respect to the exercise of an Option in the event that the Holder ceases to be a non-employee director of the Company for the reasons described in this
         Section 3.02(d):

                          (i) If the Holder becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in a directorship of the Company (including the additional three month period provided in subsection (iii) of this Section 3.02(d)), the Option may be exercised within one year following the cessation of service because of such disability (if otherwise within the Option Period). In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Holder's cessation of service; or

                          (ii)    If the Holder shall die while in a
                 directorship of the Company (including during the additional three month period provided by subsection (iii) of this
                 Section 3.02(d)), the Option may be exercised within one year following such death (if otherwise within the Option Period), but not thereafter, by the Holder's legal representative or representatives, or by the person or persons entitled to do so under the Holder's last will and testament, or if the Holder shall fail to make testamentary disposition of his Option or shall die intestate, by the person or persons entitled to receive said Option under the laws of descent and distribution. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Holder's death; or

                          (iii) If the directorship of a Holder is terminated for any reason (other than the circumstances specified in subsections (i) and (ii) of this Section 3.02(d)) within the Option Period, the Option may be exercised within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Holder's cessation of service.

                 (e) Transferability. Each Option granted under the Plan shall not be transferable by the Holder except by will or pursuant to the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by the Holder.

                 (f) Exercise, Payments, Etc. The method for exercising each Option granted pursuant to the Plan shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. If requested by the Company, such notice shall contain the Holder's representation that he is purchasing the Stock for investment purposes only and his agreement not to sell any stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on thecertificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company within twenty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full in cash, by certified or cashier's check payable to the Company's order, or by delivery to the Company of certificates representing the number of shares of Stock then owned by the exercising Holder, the fair market value of which, on the date of exercise, equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company, or, by any combination of such methods of payment; provided, however, that no Option may be exercised by delivery of certificates representing Stock unless the Holder has held such Stock for more than six months. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. The "fair market value" of any shares of the Company's Stock which may be delivered upon exercise of the Option shall be determined in the manner consistent with Section 3.02(b) hereof.

         (g) Service Required For Exercise. Each Option shall become exercisable in equal increments after each of the first four years of continuous service by the Holder as a non-employee director of the Company after the date of grant of the Option as follows:

                                                                      NUMBER OF SHARES AS TO ALL OR
     REQUIRED NUMBER OF YEARS                                         PART OF WHICH THE OPTION MAY BE
     OF CONTINUOUS SERVICE AS                                          EXERCISED AFTER SUCH PERIOD
      A NON-EMPLOYEE DIRECTOR                                            OF CONTINUOUS SERVICE AS
      AFTER THE DATE OF GRANT                                             A NON-EMPLOYEE DIRECTOR
     ------------------------                                         -------------------------------
                 1  . . . . . . . . . . . . . . . . . . . . . .     1/4 of the total number of shares
                                                                      covered by the Option
                 2  . . . . . . . . . . . . . . . . . . . . .       An additional 1/4
                 3  . . . . . . . . . . . . . . . . . . . . . .     An additional 1/4
                 4  . . . . . . . . . . . . . . . . . . . . . .     An additional 1/4

No part of the Option shall be exercisable until after the first full year of continuous service after the date of grant of the Option. Except as set forth in Article 5 hereof, the Option shall not be exercisable as to any shares as to which the continuous service requirement shall not be satisfied, regardless of the circumstances under which the Holder's service to the Company shall be terminated. The number of shares as to which the Option may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares it shall continue to be exercisable as to such shares, until expiration or termination of the Option as provided in the Plan.


                                   ARTICLE IV

                                AUTHORIZED STOCK

         4.01 The Stock. The total number of shares of Stock as to which Options may be granted pursuant to the Plan shall not exceed 225,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the shares of Stock allocable to the unexercised portion of such Option may be reallocated under the Plan. The Company shall at all times during the life of any outstanding Options retain as authorized and unissued shares or treasury shares at least the number of shares from time to time included in the outstanding Options, or otherwise assure itself of its ability to perform its obligations under the Plan.

         4.02 Adjustments by Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock, or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or the making of any other distribution upon such shares payable in Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (a) the shares of Stock with respect to which Options may be granted under the Plan; (b) the maximum number of shares of Stock with respect to which a non-employee director may receive an Option hereunder; and (c) the shares of Stock then included in each outstanding Option granted hereunder.

         4.03 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Holder then holding an Option for the Stock, upon exercise thereof.

         4.04 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.02 and 4.03, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, then and if the

Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding stock option agreement.

         4.05 Apportionment of Price. Upon any occurrence described in the preceding Sections 4.02, 4.03 and 4.04, the total exercise price under any then outstanding Option shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to the option.

         4.06 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be added to the number of shares then under option to any Holder the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire Option, and the option price shall be increased by the amount of the price which would have been payable by the Holder for such Stock or other securities.

         4.07 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional share under any stock option agreement and the total substitution or adjustment with respect to each stock option agreement shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the exercise price per share in each such stock option agreement shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

         4.08    Determination by the Committee, Etc.  Adjustments under this
Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding. No fractional shares of Stock shall be issued on account of any such adjustment.


                                   ARTICLE V

                         REORGANIZATION OR LIQUIDATION

         5.01 Effect of Merger, Consolidation, Etc. Upon the occurrence of any of the following events, if the notice required by Section 5.02 shall have first been given, this Plan and all options then outstanding under it shall automatically terminate and be of no further force and effect whatever, without the necessity for any additional notice or other action by the Committee, the Board or the Company: (a) the merger, consolidation or liquidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization (but only if the Company is not the surviving corporation), unless the surviving or acquiring corporation, as the case may be, shall assume the outstanding options or substitute new options for them pursuant to Section 424(a) of the Code; (b) the dissolution or liquidation of the Company; (c) the appointment of a receiver for all or substantially all of the Company's assets or business; (d) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes; or
(e) the sale, lease or exchange of all or substantially all of the Company's assets and business.

         5.02 Notice of Such Occurrences. At least thirty (30) days prior written notice of any event described in Section 5.01, except the transactions described in subsections 5.01(c) and (d) as to which no notice shall be required, shall be given by the Company to each Holder theretofore granted an Option under the Plan. The Holders so notified may exercise their Options at any time before the occurrence of the event requiring the giving of notice, regardless of whether all conditions of exercise relating to continuation of employment for specified periods of time have been satisfied. Such notice shall be deemed to have been given when delivered personally to a Holder or when mailed to a Holder by registered or certified mail, postage prepaid, at such Holder's last address known to the Company.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01 Expiration. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire ten years after the Effective Date. After termination, no Option shall be granted under this Plan, but the Company shall continue to recognize Options previously granted.

         6.02 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock which he may have acquired through or as a result of the Plan, or (b) be made without the approval of the stockholders of the Company where such change would (i) materially increase the total number of shares of Stock which may be issued under the Plan, (ii) materially alter the class of persons eligible to be granted Options under the Plan, or (iii) materially increase the benefits accruing to Holders under the Plan.

         6.03 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         6.04 Effectiveness. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and any Option granted pursuant hereto are conditional on and shall be of no force and effect unless and until approval of the Plan by the holders of a majority of the voting power of the shares of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company held within one year following the date of the Plan's adoption by the Board set forth herein.

         6.05 Paragraph Headings. The paragraph headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

                              PRESIDIO OIL COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 14, 1994

         The undersigned stockholder of Presidio Oil Company, a Delaware corporation ("Presidio"), hereby appoints George P. Giard, Jr. and Robert L. Smith, and each of them, as proxies of the undersigned, with full power of substitution, to vote all the shares of CLASS A COMMON STOCK, $.10 par value per share, of Presidio which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Presidio to be held in the Board Room of The Chase Manhattan Bank Executive Conference Facility, Fifth Floor, 410 Park Avenue, New York, New York, on Tuesday, June 14, 1994 at 9:00 A.M. Eastern Time, and at any adjournment or postponement of such meeting, with all powers which the undersigned would possess if personally present, on the matters set forth on the reverse side of this proxy and such other matters as may properly come before such meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ADOPTION OF PROPOSAL NO. 2.


           (Continued, and to be dated and signed on reverse side.)

1.  Election of Directors (Class C       FOR all nominees listed below                WITHHOLD AUTHORITY to
    Nominees for a three year term       (except as marked to the contrary)  / /      vote for all nominees listed  / /
    ending 1997):                                                                     below



Nominees:  George P. Giard, Jr., Peter H. Havens and Robert L. Smith

Instruction:  To withhold authority to vote for any individual nominee write that nominee's name on the following line.


              ---------------------------------------------------------------------------------------------------------

2.  Adoption of the 1993 Non-Employee Director Stock Option Plan.     FOR  / /           AGAINST  / /          ABSTAIN  / /
                                                                                                                 Address Change  / /
                                                                             PROXY DEPARTMENT
                                                                             NEW YORK, N.Y.  10203-0809

                                                                                     This proxy should be dated, signed by the
                                                                                     stockholder as his or her name appears below,
                                                                                     and returned promptly in the enclosed envelope
                                                                                     whether or not the stockholder plans to attend
                                                                                     the meeting.  Joint owners should each sign
                                                                                     personally, and attorneys, executors,
                                                                                     administrators, trustees, guardians or
                                                                                     custodians should indicate the capacity in
                                                                                     which they sign.

                                                                                     Dated:                                  , 1994
                                                                                           ----------------------------------


                                                                                     -------------------------------------------
                                                                                                Signature of Stockholder


                                                                                     -------------------------------------------
                                                                                                Signature of Stockholder

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.                       VOTES MUST BE INDICATED (X) IN BLACK OR BLUE
                                                                                     INK.

                              PRESIDIO OIL COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 14, 1994

         The undersigned stockholder of Presidio Oil Company, a Delaware corporation ("Presidio"), hereby appoints George P. Giard, Jr. and Robert L. Smith, and each of them, as proxies of the undersigned, with full power of substitution, to vote all the shares of CLASS B COMMON STOCK, $.10 par value per share, of Presidio which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Presidio to be held in the Board Room of The Chase Manhattan Bank Executive Conference Facility, Fifth Floor, 410 Park Avenue, New York, New York, on Tuesday, June 14, 1994 at 9:00 A.M. Eastern Time, and at any adjournment or postponement of such meeting, with all powers which the undersigned would possess if personally present, on the matters set forth on the reverse side of this proxy and such other matters as may properly come before such meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ADOPTION OF PROPOSAL NO. 2.


           (Continued, and to be dated and signed on reverse side.)

1.  Election of Directors (Class C       FOR all nominees listed below                WITHHOLD AUTHORITY to
    Nominees for a three year term       (except as marked to the contrary)  / /      vote for all nominees listed  / /
    ending 1997):                                                                     below



Nominees:  George P. Giard, Jr., Peter H. Havens and Robert L. Smith

Instruction:  To withhold authority to vote for any individual nominee write that nominee's name on the following line.


              ---------------------------------------------------------------------------------------------------------

2.  Adoption of the 1993 Non-Employee Director Stock Option Plan.     FOR  / /           AGAINST  / /          ABSTAIN  / /
                                                                                                                 Address Change  / /
                                                                             PROXY DEPARTMENT
                                                                             NEW YORK, N.Y.  10203-0809

                                                                                     This proxy should be dated, signed by the
                                                                                     stockholder as his or her name appears below,
                                                                                     and returned promptly in the enclosed envelope
                                                                                     whether or not the stockholder plans to attend
                                                                                     the meeting.  Joint owners should each sign
                                                                                     personally, and attorneys, executors,
                                                                                     administrators, trustees, guardians or
                                                                                     custodians should indicate the capacity in
                                                                                     which they sign.

                                                                                     Dated:                                  , 1994
                                                                                           ----------------------------------


                                                                                     -------------------------------------------
                                                                                                Signature of Stockholder


                                                                                     -------------------------------------------
                                                                                                Signature of Stockholder

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.                       VOTES MUST BE INDICATED (X) IN BLACK OR BLUE
                                                                                     INK.